UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 15, 2004

GREAT SOUTHERN BANCORP, INC.

(Exact name of registrant as specified in its charter)

Maryland	0-18082	43-1524856
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

1451 East Battlefield, Springfield, Missouri	65804
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (417) 887-4400

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Next Page

Item 1.01 Entry Into a Material Definitive Agreement

         Cash Bonuses for 2004

         On December 15, 2004, cash bonus amounts for 2004 were determined for the executive officers of Great Southern Bancorp, Inc. (the "Company") and Great Southern Bank, a wholly owned subsidiary of the Company (the "Bank"), as follows: William V. Turner, Chairman of the Board of Directors of the Company and the Bank, $199,063; Joseph W. Turner, President and Chief Executive Officer of the Company and the Bank, $214,063; Rex A. Copeland, Treasurer of the Company and Senior Vice President and Chief Financial Officer of the Bank, $21,000; Steven G. Mitchem, Senior Vice President and Chief Lending Officer of the Bank, $21,000; Larry A. Larimore, Secretary of the Company and Vice President of the Bank, $9,099; and Douglas W. Marrs, Vice President - Operations of the Bank, $12,150.

         The entire bonus amount for William V. Turner, and $199,063 of the bonus amount for Joseph W. Turner, was determined pursuant to the executive's employment agreement, which provided for a cash bonus of one-half of one percent of the Company's pre-tax net income for the year. The remaining $15,000 of Joseph W. Turner's bonus was awarded in the discretion of the Compensation Committee of the Company's Board of Directors, based on his individual performance during 2004. The bonus amounts for the other executive officers were based on the Company's achievement of targeted growth in earnings per share for 2004 and the individual performances of the executive officers during 2004.

         Changes in Compensation for William V. Turner and Joseph W. Turner for 2005;
         2005 Cash Bonus Plan

         On December 15, 2004, the Compensation Committee approved changes for 2005 to the compensation packages for William V. Turner and Joseph W. Turner, as suggested by William V. Turner. William V. Turner's base annual salary was increased from $188,000 to $200,000, and he will waive his right to receive the annual cash bonus provided for in his employment agreement; these changes will result in his 2005 compensation being approximately $187,000 less than his 2004 compensation. Joseph W. Turner's base annual salary was increased from $178,000 to $215,000, and the annual cash bonus under his employment agreement was increased to three-fourths of one percent of the Company's pre-tax net income. For 2005, as for 2004, each of the executive officers named above other than William V. Turner and Joseph W. Turner will be eligible for a cash bonus of up to 15% of base annual salary, with one half of this possible bonus payable if the Company achieves targeted growth in earnings per share for 2005 and one-half of the possible bonus awarded based on individual performance in 2005. For 2005, in addition to the bonus to which he is entitled under his employment agreement, Joseph W. Turner will again be eligible for a discretionary bonus for individual performance.

         Forms of Option Agreements

         The Company is filing, as Exhibits 10.1 and 10.2 to this report, the forms of agreements for incentive stock options and non-qualified stock options awarded from time to time under the Great Southern Bancorp, Inc. 2003 Stock Option and Incentive Plan.

2
Next Page

Item 9.01 Financial Statements and Exhibits

            (c)     Exhibits

10.1	Form of Incentive Stock Option Agreement
10.2	Form of Non-Qualified Stock Option Agreement

3
Next Page

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT SOUTHERN BANCORP, INC.

Date:	February 24, 2005	By: /s/ Joseph W. Turner Joseph W. Turner President and Chief Executive Officer

4
NEXT PAGE

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Incentive Stock Option Agreement
10.2	Form of Non-Qualified Stock Option Agreement

5
NEXT PAGE